UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2005

Habersham Bancorp

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-13153	58-1563165

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1980, Historic Highway 441 North, Cornelia, Georgia	30531

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (706) 778-1000

(not applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 23, 2005, Habersham Bancorp entered into a definitive Agreement and Plan of Share Exchange (the “Agreement”) with Liberty Bank & Trust, Toccoa, Georgia, pursuant to which Habersham will acquire Liberty. Following the share exchange, Habersham intends to merge Liberty into its wholly-owned subsidiary, Habersham Bank, with Habersham Bank being the surviving entity. Under the terms of the Agreement, each outstanding share of Liberty common stock will be exchanged for (1) $26 in cash and (2) up to an additional $3 in cash payable over an 18-month period depending up on the performance of 25 of Liberty’s loans. The Agreement includes representations, warranties, covenants and indemnifications typical for transactions of this type. A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     The proposed share exchange remains subject to approval by Liberty’s shareholders, regulatory approval and other conditions set forth in the Agreement.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Share Exchange dated February 23, 2005 by and among Habersham Bancorp, Habersham Bank and Liberty Bank & Trust. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); Habersham agrees to furnish supplementally a copy of such schedules and/or exhibits to the SEC upon request.)

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2005

HABERSHAM BANCORP (Registrant)

By:	/s/ David D. Stovall

David D. Stovall
President and Chief Executive Officer